[CBRL GROUP, INC. LOGO]
Post Office Box 787
Lebanon, Tennessee
37088-0787
Phone 615.443.9869

                                                                        Contact:  Lawrence E. White
                                                                              Senior Vice President/
                                                                              Finance and
                                                                              Chief Financial Officer

CBRL GROUP, INC. ANNOUNCES SELECTION OF WACHOVIA SECURITIES AS FINANCIAL ADVISOR

LEBANON, Tenn. (February 1, 2006) -- CBRL Group, Inc. (the “Company”) (Nasdaq: CBRL) today announced that it has selected Wachovia Securities as its advisor in its recently announced process of reviewing capital structure alternatives and other potential initiatives intended to enhance shareholder value. The Company indicated that it was premature to estimate when the review would be completed or what capital structure or other potential initiatives, if any, would be undertaken.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 542 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 134 company-operated and 24 franchised Logan’s Roadhouse restaurants in 20 states.

Wachovia Securities is the trade name for the corporate, investment banking, capital markets and securities research businesses of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC (WCM) and Wachovia Securities International Limited.  Wachovia Securities is also the trade name for the retail brokerage businesses of WCM's affiliates, Wachovia Securities, LLC, Wachovia Securities Financial Networks, LLC, Wexford Clearing, LLC, and First Clearing, LLC.

Wachovia Capital Markets, LLC, is a U.S. broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the New York Stock Exchange, the National Association of Securities Dealers, Inc., and the Securities Investor Protection Corp. Wachovia Securities International Limited is a U.K. incorporated investment firm authorized and regulated by the Financial Services Authority.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the ability of the Company to identify and execute capital structure or other initiatives intended to enhance long-term shareholder value; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; actuarial estimate uncertainties with respect to self-insured workers’ compensation, general liability and group health; the effects of uncertain consumer confidence, higher costs for energy, consumer debt payments, or general or regional economic weakness on sales and customer travel, discretionary income or personal expenditure activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise; competitive marketing and operational initiatives; the ability of the Company to sustain or the effects of plans intended to improve operational execution and performance; commodity, workers’ compensation, group health and utility price changes; the availability and cost of suitable sites for development and the Company’s ability to identify such sites; the ability of the Company to open and operate new locations successfully; changes in building materials and construction costs; the effects of plans intended to promote or protect the Company’s brands and products; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of the Company’s products or restaurant food in general; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to the company’s restaurant or retail supply chain; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; changes in interest rates affecting the Company’s financing costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); effectiveness of internal controls over financial reporting and disclosure; changes in capital market conditions that could affect valuations of restaurant companies in general or the Company’s goodwill in particular; and other factors described from time to time in the Company’s filings with the SEC, press releases, and other communications.

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